Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

Novo Nordisk A/S

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	B shares, nominal value DKK 0.20 per share	Rule 457(c) and Rule 457(h)	5,000,000(1)(2)	$109.60	$548,000,000.00	$92.70 per $1,000,000.00	$50,799.60	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—				—	—	—	—	—	—	—	—

	Total Offering Amounts					$548,000,000.00		$50,799.60

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$50,799.60

(1)

The B shares may be represented by American Depository Shares (“ADSs”) of Novo Nordisk A/S (the “Registrant”), which are evidenced by American Depositary Receipts (“ADRs”). The ADSs have been registered under a separate registration statement filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on Form F-6 on December 10, 2013 (File No. 333-192740), as amended by the Post-Effective Amendment No. 1 to Form F-6 filed by the Registrant with the Commission on March 2, 2017 (File No. 333-192740). Each ADS and ADR represents one B share. The Registrant’s ADRs are listed on the New York Stock Exchange (“NYSE”) under the symbol “NVO.”

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s ADRs as reported by the NYSE on March 22, 2022, which date is within five business days prior to filing this Registration Statement.